EXHIBIT 10.13.5
     XXXXX INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.
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February 9, 2007
Impax Laboratories, Inc.
30831 Huntwood Avenue
Haywood, California 94544
Attention: Larry Hsu, Ph.D., President
Dear Dr. Hsu:
Reference is made to the Strategic Alliance Agreement, effective June 27, 2001, between Teva Pharmaceuticals Curacao N.V. (“Teva”) and Impax Laboratories, Inc. (“Impax”), as amended to date (collectively, the “Agreement”). All capitalized terms used herein, and not otherwise defined herein, shall have the respective meanings set forth in the Agreement.
This shall confirm that effective as of the Effective Date, as defined in the Omnibus Agreement by and among Teva, Impax, Anchen Pharmaceuticals, Inc. (“Anchen”) and Biovail Laboratories International SRL (“Biovail”) dated the same date hereof concerning finished bupropion hydrochloride extended release tablets (“Omnibus Agreement”), Teva and Impax agree as follows (notwithstanding the foregoing, Teva and Impax hereby agree that if the Transaction Agreements (as defined in the Omnibus Agreement) become null and void pursuant to Section 3.4 of the Omnibus Agreement, this letter agreement shall also become null and void effective as of the date hereof):
(1) The Impax Margin with respect to the Bupropion Products shall be revised and, accordingly, Section 1.1(b) of the amendment between Teva and Impax dated January 24, 2006 (“Amendment”) shall be deleted in its entirety and replaced with the following:
“; provided further, however, that with respect to the Bupropion Products, such amount shall be equal to:
(a) for the Impax Products, a percentage of the Profit according to the following chart:

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PERIOD	IMPAX MARGIN
Commencing on the Launch Date and ending three (3) months from the Launch Date	XXXXX% of the Profit

Commencing three (3) months from the Launch Date and ending six (6) months from the Launch Date	XXXXX% of the Profit

Commencing six (6) months from the Launch Date and ending nine (9) months from the Launch Date	XXXXX% of the Profit

Commencing nine (9) months from the Launch Date and ending twelve (12) months from the Launch Date	XXXXX% of the Profit

Commencing twelve (12) months from the Launch Date and thereafter	XXXXX% of the Profit
(b) for the Anchen Products XXXXX, XXXXX percent (XXXXX%) of the Profit.”
(2) Teva hereby grants to Impax a non-exclusive sublicense (XXXXX) to all license rights granted from Biovail to Teva under the License Agreement by and between Teva and Biovail dated the same date hereof (the “Biovail License Agreement”) to the extent necessary for Impax to manufacture and supply to Teva the Impax Products to the extent such rights are provided to Teva in the Biovail License Agreement.
(3) Teva shall have sole discretion to decide to Market at any time an Authorized Generic Product (as defined below) in 150 mg strength under the terms of the Biovail License Agreement. Further, Teva shall have the discretion to decide to Market an Authorized Generic Product in 300 mg strength under the terms of the Biovail License Agreement in the event that the manufacture or sale of the 300mg Impax Product is not legally permitted due to a CP Impediment (as defined in the Biovail License Agreement). In the event that Teva Markets an Authorized Generic Product, then the Authorized Generic Product shall be deemed to be an “Anchen Product” for purposes of Section 2.21 of the Agreement, and for purposes of determining the Impax Margin payable with respect thereto. The term “Authorized Generic Product” as used in this letter agreement shall mean 150 mg or 300 mg strength finished generic bupropion hydrochloride extended release tablet products that are manufactured or sold for use in the Territory under Biovail’s NDA No. 21-515 as a generic version of Wellbutrin XL®.
(4) Teva warrants that in the event that it launches a 150mg strength of an Authorized Generic Product, Anchen shall be contractually obligated to relinquish its first to file exclusivity for the 150mg Anchen Product as of 181 days following the Launch Date of such Authorized Generic Product.

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(5) Clause (2) of the proviso added by Section 1.1(e) of the Amendment, and revised by the letter agreement between Teva and Impax dated September 13, 2006 with respect to the 150mg Bupropion Products, shall be deleted in its entirety as it relates to the 150mg Bupropion Products and shall read as follows: “all amounts paid by Teva and/or its Affiliates to Anchen and Biovail (or their respective affiliates).”
(6) Impax agrees on behalf of itself and its Affiliates that none of them shall, directly or indirectly, in any regulatory, judicial or other forum, challenge or contest the first to file exclusivity for the 150mg Ancben,Product.
(7) Teva represents and warrants on behalf of itself and its Affiliates that it is unaware of any fact that would form a basis to challenge the first to file exclusivity for the 150mg Anchen Product.
The Agreement, as amended by the foregoing, shall remain in full force and effect. This letter agreement shall be a legally binding agreement between Teva and Impax. This letter agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which, taken together, shall constitute one and the same instrument.
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This letter agreement may be delivered by facsimile transmission and receipt of facsimile copy of any party’s signature shall be considered to be receipt of an original copy thereof.
Thank you.
Sincerely,

Teva Phartmaceuticals Curasco N.V.

By:	/s/ [Illegible]	/s/ [Illegible]

Name:

Title:	Managing Director	Managing Director

Read and Agreed to::
This 9th day of February, 2007

Impax Laboratories, Inc.

By:	/s/ Larry Hsu
Name:	Larry Hsu
Title:	CEO/President